EXHIBIT 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Thomas J. Riga, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Spectrum Pharmaceuticals, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023

/s/ THOMAS J. RIGA
Thomas J. Riga
President and Chief Executive Officer
(Chief Executive Officer)